Exhibit 99.1

Summary Description of the
Blonder Tongue Laboratories, Inc.
 2005 Employee Equity Incentive Plan(1)
(the “2005 Employee Plan”)

The following is a summary of the key provisions of the 2005 Employee Plan after giving effect to the amendments to such plan proposed in this Proxy Statement.

1. Number of Shares. The aggregate number of shares reserved and available for grant under the 2005 Employee Plan is 1,600,000 shares of Common Stock, adjusted for any stock dividend, stock split or other subdivision or combination of the Common Stock. The shares may be issued from authorized and unissued shares of our Common Stock, our treasury stock or from shares purchased on the open market. To the extent that an award terminates, is cancelled, expires, lapses or is forfeited for any reason, any shares subject to the award will again be available for the grant of an award under the 2005 Employee Plan.

2. Administration. The 2005 Employee Plan is administered by our Compensation Committee. The members of the Compensation Committee must be comprised of Directors who satisfy the requirements of "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

3.  Eligibility; Participation. All of our executive officers and other key employees, and the executive officers and key employees of any of our subsidiaries, are eligible to become participants in the 2005 Employee Plan. From time to time, our Compensation Committee will select those persons who will be granted an award from among all eligible individuals.

4.  Term of 2005 Employee Plan. The 2005 Employee Plan became effective as of February 2, 2005 and will terminate on February 1, 2015. Our Board reserves the right to terminate the 2005 Employee Plan prior to such date without prejudice in any material way to the holders of any awards then outstanding.

5.  2005 Employee Plan Awards. Our Compensation Committee is authorized under the 2005 Employee Plan to grant a variety of incentive awards to participants, as described below. Each award is evidenced by a written Award Agreement, which specifies the terms and conditions of the award, as determined by the Compensation Committee in its discretion, subject to the limitations set forth in the 2005 Employee Plan.

a.  Stock Options. Our Compensation Committee can award stock options (“Options”) to purchase a specified number of shares of Common Stock. The exercise price of an Option is determined by our Compensation Committee and can be no less than the fair market value of the underlying shares on the date of grant. The maximum number of shares of our Common Stock with respect to which Options and SARs (as described below) may be granted to any single participant during any one of our fiscal years is 100,000. Tax-qualified incentive stock options (“ISOs”) and non-qualified stock options (“NQOs”) may be awarded to participants under the 2005 Employee Plan. Our Compensation Committee determines the term of the Option, the vesting periods and the permissible methods of payment of the exercise price (e.g., cash, shares of Common Stock, cashless exercise, etc.), and this is reflected in the Award Agreement. Our Compensation Committee can also provide that performance or other conditions be met before all or any part of an Option may be exercised.

b.  Stock Appreciation Rights. A stock appreciation right (“SAR”) gives the participant the right to receive the excess (if any) of the fair market value of a specified number of shares of Common Stock at the time of exercise over the grant price of the SAR (which shall not be less than the fair market value of the shares on the date of grant). The terms, methods of exercise, methods of settlement (e.g., cash, shares of Common Stock, or a combination thereof), and any other terms and conditions of any SAR shall be determined by our Compensation Committee at the time of the grant of the award and is reflected in the Award Agreement.

c.  Stock Awards. Our Compensation Committee can award shares of our Common Stock to a participant at no cost to the participant. The award may take the form of an immediate transfer of shares which are subject to forfeiture if conditions specified by the Compensation Committee are not met (“Restricted Stock”). Alternatively, the award may take the form of an immediate transfer of shares which are not subject to a risk of forfeiture or a deferred transfer of shares if and when the conditions specified by the Compensation Committee are met (“Unrestricted Stock”). The criteria for avoiding forfeiture of Restricted Stock, or receiving a deferred transfer of Unrestricted Stock, may be the completion of a period of continuous employment with us, or satisfaction of specified performance goals, or a combination thereof.

d.  Performance-Based Awards. Our Compensation Committee can grant a stock award that will entitle the holder to receive a specified number of shares of Common Stock if certain performance goals are met (“Performance Shares”). These goals may include, for example, the price of our Common Stock as reported on the NYSE Amex reaching one or more targeted levels, or our earnings on a per-share basis reaching one or more targeted levels. Unless otherwise provided in the relevant Award Agreement, a participant must be employed by us on the last day of the performance period to be eligible for a performance award for such performance period. These are essentially stock awards that are subject to performance criteria to enable the award to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”).

6.  Interpretation. Our Compensation Committee has the power to set, alter or change the rules, guidelines and regulations for the administration of the 2005 Employee Plan, and to interpret the 2005 Employee Plan, any awards under the 2005 Employee Plan, and any and all guidelines, rules and regulations adopted pursuant to the 2005 Employee Plan. Any determinations made by the Compensation Committee will be conclusive and binding on all 2005 Employee Plan participants and their beneficiaries.

7.  Amendments. Our Board may, from time to time, in its discretion, amend or supplement any provision of the 2005 Employee Plan, in whole or in part; provided however, no amendment shall be made to modify the requirements for eligibility for participation, to increase the number of shares of our Common Stock with respect to which awards may be granted under the 2005 Employee Plan or extend the term of the 2005 Employee Plan unless approved by our stockholders. No amendment to the 2005 Employee Plan shall adversely affect the rights of participants in any material way with respect to outstanding awards without the consent of the affected participants.

8.  Anti-Dilution. The number of shares with respect to which awards may be granted under the 2005 Employee Plan, the number of shares of our Common Stock subject to any outstanding award, and the nature of the securities which may be issued under the 2005 Employee Plan, in each case shall be adjusted as a result of stock splits, stock dividends, or other subdivisions or combinations of our Common Stock, or reorganizations, mergers, consolidations, dividends or reclassifications affecting us. In particular, in the event of our merger, liquidation or dissolution, or a sale of all or substantially all of our assets, the Compensation Committee has discretion to cancel or exchange outstanding awards for cash or other securities as described in more detail in Article 12 of the 2005 Employee Plan.

9.  Limits on Transfer. No right or interest of a participant in any award may be pledged, encumbered, or hypothecated to or in favor of any party other than us, or shall be subject to any lien, obligation, or liability of such participant to any other party other us. No award shall be assignable or transferable by a participant other than by will or the laws of descent and distribution, except that the Compensation Committee, in its discretion, may permit a participant to make a gratuitous transfer of an award that is not an ISO (or SAR granted in tandem with an ISO) to his or her spouse, lineal descendants, lineal ascendants, or a duly established trust for the benefit of one or more of these individuals.

Federal Tax Consequences of 2005 Employee Plan

The following is a summary of the principal federal tax consequences of the 2005 Employee Plan under the Code, based on laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the 2005 Employee Plan.

A participant does not realize taxable income upon the award of an Option. If the Option qualifies as an ISO, the participant does not realize taxable income upon exercise of the Option (except for purposes of the alternative minimum tax). The maximum value of shares of our Common Stock (measured at the time of the award) subject to ISOs granted to any participant which can become exercisable in any calendar year is $100,000. Provided the participant holds the Common Stock for at least one year and until the end of the two-year period from the date the Option was awarded, the gain or loss upon the sale of the Common Stock will be treated as capital gain or loss. If the participant sells the stock before satisfying both of these holding period requirements, this is known as a “disqualifying disposition.” In the event of a disqualifying disposition, the lesser of (1) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, or (2) the excess (if any) of the fair market value of the Common Stock at the time of sale over the exercise price will be taxable to the participant as ordinary income. We will not be entitled to any tax deduction in connection with an ISO, except that we will be entitled to a deduction equal to the amount that is taxable to the participant as ordinary income as a result of a disqualifying disposition.

If an Option is an NQO, the participant will realize ordinary compensation income at the time of exercise equal to the excess of the fair market value of our Common Stock at the time of exercise over the exercise price, and we will be entitled to a tax deduction for the same amount.

A participant does not realize taxable income upon the award of a SAR. The participant will realize ordinary compensation income upon the receipt of the cash or Common Stock resulting from the exercise of a SAR, and we will be entitled to a tax deduction for the same amount.

In general, a participant does not realize taxable income upon the award of Restricted Stock; the value of the Restricted Stock will be taxable to the participant as ordinary compensation income if and when the forfeiture restrictions lapse. However, a participant may make an election under Section 83(b) of the Code (“83(b) Election”) to be taxed on the value of the Restricted Stock at the time of the award. If a participant makes an 83(b) Election, he or she will not be taxed on the Restricted Stock if and when the forfeiture restrictions lapse. A participant would make an 83(b) Election by filing a written statement with the IRS no later than 30 days after the date of the award of the Restricted Stock. A copy of that statement also must be given to us, and another copy must be attached to the participant’s income tax return for the year of the award.

A participant will realize ordinary compensation income upon the receipt of Unrestricted Stock equal to the value of the Unrestricted Stock at that time.

We will be entitled to a tax deduction attributable to Restricted Stock or Unrestricted Stock equal to the amount taxable to the participant, and at the time it is taxable to the participant, subject to special rules under Section 162(m) of the Code which may limit the deductibility of compensation attributable to such awards which are granted to our Chief Executive Officer and the three highest compensated officers (other than the Chief Executive Officer and the Chief Financial Officer) whose compensation must be reported in our Proxy Statement.

We shall have the authority and the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any taxable event arising as a result of the 2005 Employee Plan. A participant may elect to have us withhold from the Common Stock that would otherwise be received upon the exercise of any Option, a number of shares having a fair market value equal to the minimum statutory amount necessary to satisfy our applicable federal, state, local and foreign tax withholding obligations.

All awards under the 2005 Employee Plan that are subject to the Section 409A of the Code shall be structured to comply with Section 409A. Section 409A provides limitations on nonqualified deferred compensation. Section 409A contains rules affecting elections to defer compensation and the actual payment of the deferred compensation. For purposes of Section 409A, "deferred compensation" is defined in a very broad manner, and could include certain types of awards under the 2005 Employee Plan, such as SARs, Restricted Stock and Unrestricted Stock. Award recipients could be subject to adverse federal income tax consequences to the extent that their awards do not comply with Section 409A.

Awards Under the 2005 Employee Plan

Because awards under the 2005 Employee Plan are at the discretion of the Compensation Committee, the benefits to be received by or allocated to the named executive officers, the current executive officers as a group and all employees (other than the current executive officers) as a group, cannot be determined.  No awards to any individuals have been made that are contingent on the approval of the amendment of the 2005 Employee Plan by Stockholders.  Options to purchase a total of 819,583 shares of Common Stock at exercise prices ranging from $0.76 to $3.84 per share have been granted and remain outstanding under the 2005 Employee Plan as of March 31, 2010, and the vesting of all such option awards is subject to continued employment.  The term of such option awards is ten years from the grant date of the option, unless a shorter term is required for a particular option award to be eligible as a tax qualified stock option.  Information about historic grants of awards under the 2005 Employee Plan as of March 31, 2010 to the named executive officers, associates of the named executive officers, the current executive officers as a group, and each person who was granted options exceeding 5% of the total number of option award shares granted thereunder, can be found in the footnotes to the table above under the heading “Outstanding Equity Awards.”  Of the total option awards granted under the 2005 Employee Plan, as of March 31, 2010, 270,083 shares subject to option awards have been made to all employees (other than the current executive officers) as a group.  This disclosure of shares subject to awards granted under the 2005 Employee Plan excludes awards that have been cancelled or forfeited.  No awards under the 2005 Employee Plan have been made to non-employee directors because they are not eligible to receive awards under the 2005 Employee Plan.  Since the awards granted under the 2005 Employee Plan are intended to be compensatory, no consideration has been or will be received by the Company upon the grant of any award.

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(1) As originally filed in on pages 17-20 of the Blonder Tongue Laboratories, Inc. Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 20, 2010, in Proposal 2 under the heading “Summary Description of the 2005 Employee Equity Plan.”